Exhibit 23.2


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Elecsys Corporation Restated Airport Systems International, Inc. 1991 Stock Option Plan of our report dated June 30, 2000 (except for Note 4 as to which the date is July 15, 2000) with respect to the consolidated financial statements of Elecsys Corporation (formerly Airport Systems International, Inc.) included in its Annual Report (Form 10-KSB) for the year ended April 30, 2000, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP


Kansas City, Missouri
June 12, 2001


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